EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in Amendment No. 1 to the registration statement of Tosco Corporation on Form S-3 (File No. 333-2521) and Post-Effective Amendment No. 2 to the registration statement of Tosco Corporation on Form S-3 (File No. 33-59423) of our report dated June 14, 1995, on our audits of the consolidated financial statements of The Circle K Corporation and subsidiaries ("Circle K") as of April 30, 1995 and 1994, and for the year ended April 30, 1995 and for the period from July 27, 1993 (date of inception) to April 30, 1994, and the consolidated statements of operations, stockholders' equity, and cash flows of Circle K's predecessor and its subsidiaries for the period from May 1, 1993 to July 26, 1993 and the year ended April 30, 1993, which report is included in Tosco Corporation's Current Report on Form 8-K, dated April 24, 1996. We also consent to the reference to our firm under the caption "Experts."

COOPERS & LYBRAND L.L.P.
Phoenix, Arizona
April 29, 1996